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                                                                    EXHIBIT 4.4



THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.


                                     WARRANT

                           To Purchase Common Stock of

                              STAFF LEASING, INC.,
                              a Florida corporation


         THIS IS TO CERTIFY that [___________________ OR HIS REGISTERED ASSIGNS], [__________ ______________, A _________________, HAVING ITS PRINCIPAL
PLACE OF BUSINESS AT ______________________________, OR ITS REGISTERED ASSIGNS], is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase _________ shares of Common Stock, $.01 par value, of Staff Leasing, Inc., a Florida corporation (the "Company"), at an exercise price of $___________ per share (the "Exercise Price"), as such price may be adjusted pursuant to Article IV, and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions set forth herein. The foregoing Exercise Price and number of shares of Common Stock purchasable hereunder are subject to adjustment as hereinafter set forth.


                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article I, whenever used in this Warrant, shall have the following respective meanings:

                  "Adjustment Transaction" means any of (i) the declaration of a dividend upon, or distribution in respect of, any of the Company's capital stock, payable in Common Stock, Convertible Securities or Stock Purchase Rights, (ii) the subdivision or combination by the Company of its outstanding Common Stock into a larger or smaller number of shares of Common Stock, as the case may be, (iii) any capital reorganization or reclassification of the capital stock of the Company, (iv) the consolidation or merger of the Company with or into another corporation, (v) the sale or transfer of the property of the Company as (or substantially as) an entirety, or (vi) any event as to which the foregoing clauses are not


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         strictly applicable but the failure to make an adjustment in the
         Exercise Price hereunder would not fairly protect the purchase rights, without dilution, represented by this Warrant.

                  "Affiliate" means, when used with respect to a specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the specified Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Assignment" means the form of Assignment set forth on
         Exhibit 1-A.

                  "Closing Date" means _______________, 1997.

                  "Commission" means the Securities and Exchange Commission or another Federal agency from time to time administering the Securities Act.

                  "Common Stock" means the Common Stock of the Company, $.01 par value.

                  "Company" has the meaning set forth on the cover page of this Warrant and shall include any successor corporation.

                  "Convertible Securities" means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

                  "Current Market Price" as to any security on any date specified herein means the average of the daily closing prices for the thirty (30) consecutive trading days before such date excluding any trades which are not bona fide arm's length transactions. The closing price for each day shall be (i) the mean between the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or
         (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be


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         determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.

                  "Exercise Period" means the period commencing on the Closing Date and terminating on March 31, 2001.

                  "Initial Holder" means the Person whose name is set forth on the cover page of this Warrant as the initial holder of this Warrant.

                  "Issuable Warrant Shares" means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

                  "Issued Warrant Shares" means (a) the cumulative total of the shares of Common Stock issued from time to time upon exercise of this Warrant, plus (b) any shares of Common Stock issued as a stock dividend with respect to such shares or as part of a stock split affecting such shares.

                  "Notice of Exercise" means the form of Notice of Exercise set forth on Exhibit 1-B.

                  "Opinion of Counsel" means an opinion of counsel experienced in Securities Act matters, chosen by the holder of this Warrant or the holder of Issued Warrant Shares, which counsel may be counsel to such holder, which is reasonably satisfactory to the Company.

                  "Payment Shares" has the meaning set forth in Section 2.2 the definition of "Permitted Payment Methods".

                  "Permitted Payment Methods" means either of (i) wire transfer of immediately available funds to an account in a commercial bank located in the United States designated by the payee for such purpose;
         (ii) delivery of a certified or official commercial bank check; (iii) delivery of shares of Common Stock (duly endorsed for transfer to the Company or accompanied by duly executed blank stock powers) having an aggregate Current Market Price equal to the aggregate Exercise Price for all shares of Common Stock to be purchased pursuant to this Warrant and such Notice of Exercise; or (iv) directing the Company in writing to withhold from the number of shares of Common Stock to be purchased pursuant to this Warrant and such Notice of Exercise shares of Common Stock having such aggregate Current Market Price.

                  "Person" means an individual, corporation, partnership, limited liability company, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Rule 144" shall have the meaning set forth in Section 5.5 hereof.



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                  "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Stock Purchase Rights" means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

                  "Warrant" means this Warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any warrant.

                  "Warrant Shares" means the Issuable Warrant Shares plus the Issued Warrant Shares.

         Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein," "hereof," and "hereunder" and words of similar import shall refer to this instrument as a whole, including any amendments hereto. Unless specified otherwise, all Article, Section and Exhibit references shall be to the Articles, Sections and Exhibits of or to this Warrant.


                                   ARTICLE II
                               EXERCISE OF WARRANT

         2.1 Right to Exercise. On the terms and subject to the conditions of this Article II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time during the Exercise Period.

         2.2 Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by such holder, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock to be purchased pursuant to this Warrant and such Notice of Exercise, and (c) this Warrant. At the option of such holder, payment of the Exercise Price may be made by any of the Permitted Payment Methods. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares.

         Upon receipt of the required deliveries, the Company shall, as promptly as practicable but in any event within five Business Days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to
Article V, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal to the aggregate number of shares of Common Stock specified in the Notice of Exercise. Such certificate or certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

         2.3 Effectiveness of Exercise. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed


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to have been issued, and the holder or transferee so designated in the Notice of
Exercise shall be deemed to have become the holder of record of such shares for all purposes, as of the close of business on the date on which each of the Notice of Exercise, payment of the Exercise Price and this Warrant are received by the Company.

         2.4 Fractional Shares. The Company shall not issue fractional shares of Common Stock upon any exercise of this Warrant.

         2.5 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions hereof except such rights as by their terms apply solely to the holder of a Warrant. The Company agrees and acknowledges that each such holder of shares of Common Stock shall be and is hereby deemed to be a third party beneficiary of this Warrant.


                                   ARTICLE III
                       REGISTRATION, TRANSFER AND EXCHANGE

         The Company shall keep at its principal office an open register in which it shall provide for the registration, transfer and exchange of this Warrant. The holder hereof and the Company shall take such actions as may be necessary from time to time (or as may be reasonably requested by the other party) to effect the proper registration of this Warrant or portions hereof in connection with any transfer or exchange of this Warrant or portions hereof. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

         Upon the Company's receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of any such loss, theft or destruction, upon the Company's receipt of adequate security in the form of a lost security indemnity letter from holder, or other security reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes.


                                   ARTICLE IV
                          ADJUSTMENT OF EXERCISE PRICE

         4.1 General Statements of Intent. If any Adjustment Transaction shall occur, the Exercise Price shall be adjusted by the Company so as to fairly preserve, without dilution, the purchase rights represented by this Warrant in accordance with the essential intent and purposes hereof. If the holder of this Warrant disputes the adjustment of the Exercise Price made by the Company and the parties cannot otherwise resolve the dispute promptly and in good faith, then the Company shall


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appoint a firm of independent public accountants of recognized national standing
(which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, to be made to the Exercise Price as the result of the relevant Adjustment Transaction. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the holder of this Warrant and shall make the adjustment described therein.

         Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of shares of Common Stock upon the exercise of this Warrant.

         In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or
(ii) above at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least twenty (20) days prior to the date upon which such action takes place and ten (10) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.


                                    ARTICLE V
                            RESTRICTIONS ON TRANSFER

         5.1 Compliance with Securities Laws. The Initial Holder, by acceptance hereof, agrees that this Warrant and the Issued Warrant Shares are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any Issued Warrant Shares


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except under circumstances which will not result in a violation of any federal or state securities laws. Upon the exercise of this Warrant, the Initial Holder or any subsequent holder, as the case may be, shall confirm in writing, in a form reasonably satisfactory to the Company, that the Issued Warrant Shares are being acquired solely for its own account and not as a nominee for any other party and not with a view toward resale or distribution thereof.

         5.2 Notice of Proposed Transfer. In the event the Initial Holder or any subsequent holder of this Warrant or of Issued Warrant Shares desires to transfer in whole or in part this Warrant or any Issued Warrant Shares, such holder shall give written notice thereof to the Company, prior thereto, and such holder shall obtain an Opinion of Counsel, if requested by the Company, to the effect that the proposed transfer may be effected without registration or qualification under any federal or state securities or blue sky law. Such counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer. Promptly upon receiving such written notice and the Opinion of Counsel, if so requested, the Company, it if concurs with the Opinion of Counsel, as promptly as practicable, shall notify the holder that such holder may sell or otherwise dispose of this Warrant or the Issued Warrant Shares, all in accordance with the terms of the notice delivered to the Company and this and any other agreements between the Company and the holder. Any certificate representing the Issued Warrant Shares (except a transfer pursuant to Rule 144(k)) shall bear a restrictive legend as to the applicable restrictions on transferability in order to insure compliance with federal and state securities laws, unless in the aforesaid Opinion of Counsel, such legend is not required in order to insure compliance with the federal and state securities laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

         5.3 Legend on Warrants and Certificates. Each Warrant shall bear a legend in substantially the following form:

         "This Warrant and any shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such shares may be transferred in the absence of such registration or an exemption therefrom under such Act."

         In case any shares are issued upon the exercise in whole or in part of this Warrant or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, each certificate representing such shares shall bear the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred in the absence of such registration or an exemption therefrom under such Act. In addition, any transfer of these shares is subject to the conditions specified in the Warrant dated as of __________, 1997 originally issued by Staff Leasing, Inc. (the "Company") to ___________________________________________, to purchase shares of Common Stock, $.01 par value, of the Company. A copy of the form of such Warrant is on file with the Secretary of the Company at ________________ and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address."


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         5.4 Termination of Restrictions. The restrictions imposed under this
Article V upon the transferability of this Warrant, or of Issuable Warrant Shares or Issued Warrant Shares, shall cease when (a) a registration statement covering such Issuable Warrant Shares or Issued Warrant Shares becomes effective under the Securities Act or (b) the Company receives an Opinion of Counsel that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under Section 5.3.

         5.5 Rule 144. After any initial public offering, the Company covenants that it will file all reports required to be filed by it with the Commission, and that it will take such further action as a holder may reasonably request, all to the extent required from time to time to enable such holder to sell Warrant or Warrant Shares without registration under the Securities Act pursuant to Rule 144 ("Rule 144") (or any similar rule then in effect) promulgated by the Commission under the Securities Act. Upon the request of a holder, the Company will deliver to such holder a notice stating whether it has complied with such requirements.


                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

         6.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to stockholders,
(ii) notice of or attend any meetings of stockholders of the Company or (iii) notice of any other proceedings of the Company (except as provided in Article
IV).

         6.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at 600 301 Boulevard West, Bradenton, Florida 34205, Attention: President. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 6.3.

         6.4 Like Tenor. All instruments issued in substitution for this Warrant shall at all times be substantially identical, except as to the Preamble.

         6.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the


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fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         6.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of Issued Warrant Shares, and shall be enforceable by any such holder.

         6.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

         6.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

         6.9 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

         6.10 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         6.11 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF FLORIDA.


         IN WITNESS WHEREOF, this Warrant has been executed by the Company as of __________, 1997.


                                       STAFF LEASING, INC.



                                       BY:
                                          ------------------------------------
                                       NAME:  RICHARD A. GOLDMAN
                                       TITLE: PRESIDENT




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                                   EXHIBIT 1-A

                                 ASSIGNMENT FORM

                    (To be executed only upon the assignment
                            of the attached Warrant)


FOR VALUE RECEIVED, the undersigned registered holder of the attached warrant hereby sells, assigns and transfers unto _________________________, whose address is _______________ _______________, all of the rights of the undersigned under the attached Warrant, with respect to __________________________shares of Common Stock of Staff Leasing, Inc. (the "Company") and, if such shares of Common Stock do not include all the shares of Common Stock issuable as provided in the attached Warrant, requests that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ______________________________ as attorney-in-fact to register such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated: _______________, ____.

                                       By:
                                          ------------------------------------
                                          (Signature of Registered Holder)





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                                   EXHIBIT 1-B

                             NOTICE OF EXERCISE FORM

                    (To be executed only upon partial or full
                        exercise of the attached Warrant)

The undersigned registered holder of the attached Warrant irrevocably exercises the attached Warrant for and purchases _____ shares of Common Stock of Staff Leasing, Inc. (the "Company") and herewith makes payment therefor in the amount of _____________, all at the price and on the terms and conditions specified in the attached Warrant[, and requests that a certificate (or _____ certificates in denominations of _______________ shares) for the shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to (choose one)
(a) the undersigned or (b) ______________________________________, whose address is ____________________________ ]. If such shares of Common Stock do not include all the shares of Common Stock issuable as provided in the attached Warrant, then the undersigned registered holder of the attached Warrant hereby requests that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder be issued in the name of and delivered to the undersigned. [Having elected to satisfy $________ (the "Cashless Exercise Amount") of the foregoing amount with shares of Common Stock that would otherwise be issued pursuant to this Notice, the undersigned registered holder hereby directs the Company to reduce the number of shares issued to the undersigned registered holder by the number of Payment Shares (as defined in the Warrant) sufficient to cover the Cashless Exercise Amount and requests that a certificate (or ___ certificates in denominations of ______ shares) for the balance of the shares of Common Stock of the Company hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b) _____________, whose address is _______________________.]

Dated:  _______________, _____.


                                       By:
                                          -------------------------------------
                                           (Signature of Registered Holder)









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